Exhibit 7




                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

         of 48 Wall Street, New York, N.Y. 10286 And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business September 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                       Dollar Amounts
ASSETS                                                  in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
  currency and coin                                    $ 4,404,522
  Interest-bearing balances                                732,833
Securities:
  Held-to-maturity securities                              789,964
  Available-for-sale securities                          2,005,509
Federal funds sold in domestic offices of the bank:
Federal funds sold                                       3,364,838
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income                                              28,728,602
  LESS: Allowance for loan and
    lease losses                                           584,525
  LESS: Allocated transfer risk
    reserve                                                    429
    Loans and leases, net of unearned
    income, allowance, and reserve                      28,143,648
Assets held in trading accounts                          1,004,242
Premises and fixed assets (including
  capitalized leases)                                      605,668
Other real estate owned                                     41,238
Investments in unconsolidated
  subsidiaries and associated
  companies                                                205,031
Customers' liability to this bank on
  acceptances outstanding                                  949,154
Intangible assets                                          490,524
Other assets                                             1,305,839
                                                       -----------
Total assets                                           $44,043,010
                                                       ===========

LIABILITIES
Deposits:
  In domestic offices                                  $20,441,318
  Noninterest-bearing                                    8,158,472
  Interest-bearing                                      12,282,846
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs                      11,710,903
  Noninterest-bearing                                       46,182



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  Interest-bearing                                      11,664,721
Federal funds purchased in
  domestic offices of the
  bank:
  Federal funds purchased                                1,565,288
Demand notes issued to the U.S.
  Treasury                                                 293,186
Trading liabilities                                        826,856
Other borrowed money:
  With original maturity of one year
    or less                                              2,103,443
  With original maturity of more than
    one year                                                20,766
Bank's liability on acceptances exe-
  cuted and outstanding                                    951,116
Subordinated notes and debentures                        1,020,400
Other liabilities                                        1,522,884
                                                        -----------
Total liabilities                                       40,456,160
                                                        -----------

EQUITY CAPITAL
Common stock                                               942,284
Surplus                                                    525,666
Undivided profits and capital
  reserves                                               2,129,376
Net unrealized holding gains
  (losses) on available-for-sale
  securities                                       (         2,073)
Cumulative foreign currency transla-
  tion adjustments                                 (         8,403)
                                                        -----------
Total equity capital                                     3,586,850
                                                        -----------
Total liabilities and equity
  capital                                              $44,043,010
                                                       ===========


      I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Robert E. Keilman

      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                       ----
      J. Carter Bacot     |
      Thomas A. Renyi     | --- Directors
      Alan R. Griffith    |
                       ----




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